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                 AMENDMENT I TO TRUST AGREEMENT DATED AUGUST 12, 1988
        BY AND AMONG AAR CORP., THE NORTHERN TRUST COMPANY AND IRA A. EICHNER
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    WHEREAS, AAR CORP.,  The Northern Trust Company and Ira A. Eichner (the
"Parties") entered into a trust agreement dated August 12, 1988 (the "Trust Agreement"); and

    WHEREAS, the Parties reserved the right to amend the Trust Agreement and now deem it appropriate to amend the Trust Agreement in certain respects;

    NOW, THEREFORE, the Trust Agreement is hereby amended in the following respects:

    1.   Section 2.5 of the Trust Agreement is hereby deleted in its entirety.

    2. Section 22.1 of the Trust Agreement is hereby amended to read as follows:

    "If within twenty-four months after the date hereof, the Company has not received a private letter ruling, hereinafter described, from the Internal Revenue Service with respect to this Trust Agreement, the Trustee shall, upon the written request of the Company, return the entire balance of the Trust Fund, as constituted on the date of receipt of such written request from the Company, to the Company and thereafter the Trustee shall have no further obligation or liability to Eichner or his Beneficiary. Any such request pursuant to this Section 22.1 shall be made by the Company during the thirty-day period commencing on the date twenty-four months after the date hereof and such payment to the Company shall be made by the Trustee within thirty days after receipt of such written request. The private letter ruling referred to in this Section 22.1 shall hold that (i) amounts contributed by the Company to the Trust Fund shall be deductible by the Company for federal income tax purposes in the taxable year or years in which such amounts are contributed and (ii) amounts contributed by the Company to the Trust Fund shall be includable in the gross income of Eichner for federal income tax purposes in the taxable year or years in which such amounts are contributed. The Company shall, at its expense, make written application to the Internal Revenue Service for such private letter ruling during the thirty-day period commencing on the date hereof."

    IN WITNESS WHEREOF, the Parties have caused this Amendment I to the Trust Agreement to be executed as of the 25th day of MAY, 1990.



Attest:                                AAR CORP.


/s/ Ben C. Brostoff                        By: /s/ David P. Storch
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                                               David P. Storch



Attest:                                THE NORTHERN TRUST COMPANY


                                        By: /s/ Winifred H. Date
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                                       /s/ Ira A. Eichner
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                                       IRA A. EICHNER